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                                   EXHIBIT 21
                                  SUBSIDIARIES



 NAME                                              JURISDICTION OF INCORPORATION
 ----                                              -----------------------------
 United Bank & Trust                                          Michigan
 United Bank & Trust - Washtenaw                              Michigan
























                                    Page 20